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                                                                EXHIBIT 99.14(c)


           [DICKINSON, WRIGHT, MOON, VAN DUSEN & FREEMAN LETTERHEAD]


                                October 17, 1996



Nuveen Flagship Multistate Trust IV
333 West Wacker Drive
Chicago, Illinois 60606

        Re:  Reorganization of
             Nuveen Michigan Tax-Free Value Fund and
             Flagship Michigan Triple Tax Exempt Fund

Gentlemen:

        We have acted as special Michigan counsel for the State of Michigan portion of the Nuveen Flagship Multistate Trust IV (the "Fund"), concerning the Registration Statement of the Fund on Form N-14 (Registration Nos. 333-09725 and 811-07751). We hereby consent to the filing of this letter as an exhibit to such Registration Statement and to the references to our Firm under the captions "Tax Matters - State Tax Matters" in the Statement of Additional Information which is a part of such Registration Statement. In giving such consent, we do not thereby acknowledge that we are within the category of persons whose consent is required by section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                Very truly yours,



                            /s/ Dickinson, Wright, Moon, Van Dusen & Freeman
                                DICKINSON, WRIGHT, MOON,
                                  VAN DUSEN & FREEMAN